EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As an independent registered accounting firm, we hereby consent to the incorporation by reference in this Registration Statement of Longport, Inc. on Form S-8 of our report dated February 11, 2004 (except for Note 13, as to which the date is February 16, 2004) appearing on page F-2 in the Annual Report on Form 10-KSB of Longport, Inc. for the year ended December 31, 2003, and to the reference made to our firm under the caption “Experts” included in or made a part of this Registration Statement.

Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm

October 27, 2004